UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2013

ENDURO ROYALTY TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-35333	45-6259461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas 78701

(Address of principal executive offices)

(713) 483-6792

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

Enduro Resource Partners LLC (“Enduro”), which is the sponsor of Enduro Royalty Trust (the “Trust”), has informed the Trustee of the Trust that Enduro has updated its capital expenditure expectations for the properties in which the Trust has an interest. Enduro expects capital expenditures related to the year ending December 31, 2013 to range from $14 million to $16 million attributable to the properties in which the Trust has an interest, or $11 million to $13 million net to the Trust’s 80% net profits interest. For 2014, capital expenditures are expected to remain consistent with 2013 and range from $14 million to $16 million.

This report contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this report, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and dates of any anticipated capital expenditures to be made by Enduro or chargeable to the Trust’s interest. Statements made in this report are qualified by the cautionary statements made in this report. Neither Enduro Resource Partners nor the Trustee of the Trust intends, and neither assumes any obligation, to update any of the statements included in this report. An investment in units issued by Enduro Royalty Trust is subject to the risks described in the Trust’s filings with the SEC. The Trust’s quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enduro Royalty Trust

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Mary Jo Davis
Name:	Mary Jo Davis
Title:	Vice President

Date: October 9, 2013